Exhibit 5.1

HUNTON & WILLIAMS LLP 200 PARK AVENUE NEW YORK, NY 10166-0005
TEL	212 • 309 • 1000
FAX	212 • 309 • 1100

March 9, 2017

Great Plains Energy Incorporated

1200 Main Street

Kansas City, Missouri 64105

Re:	Great Plains Energy Incorporated
Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Great Plains Energy Incorporated, a Missouri corporation (the “Company”), in connection with the issuance and sale by the Company of $750,000,000 in aggregate principal amount of 2.50% Notes due 2020, $1,150,000,000 in aggregate principal amount of 3.15% Notes due 2022, $1,400,000,000 in aggregate principal amount of 3.90% Notes due 2027 and $1,000,000,000 in aggregate principal amount of 4.85% Notes due 2047 (collectively, the “Notes”), covered by the Company’s Post-Effective Amendment No. 1 to Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-202692), including the prospectus constituting a part thereof, dated September 27, 2016, and the final prospectus supplement, dated March 6, 2017 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under the Company’s Indenture, dated as of June 1, 2004 (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (in such capacity, the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of March 9, 2017, establishing the form, terms and other provisions of the Notes (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). The Notes were sold by the Company pursuant to the Underwriting Agreement, dated March 6, 2017, between the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein.

In rendering the opinion expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have

Great Plains Energy Incorporated

March 9, 2017

examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons other than the directors and officers of the Company, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Notes, when duly executed, authenticated and issued as provided in the Indenture and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law). In rendering the foregoing opinion, with respect to matters of Missouri law, we have relied on the opinion of Heather A. Humphrey, General Counsel and Senior Vice President—Corporate Services of the Company attached hereto as Annex I.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York, the federal law of the United States and, to the extent set forth herein, the law of the State of Missouri.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP

HUNTON & WILLIAMS LLP

Annex I

March 9, 2017

Hunton & Williams LLP

200 Park Avenue

New York, New York 10166

Re:	Great Plains Energy Incorporated
Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

I have served as General Counsel and Senior Vice President—Corporate Services to Great Plains Energy Incorporated, a Missouri corporation (the “Company”), in connection with the issuance and sale by the Company of $750,000,000 in aggregate principal amount of 2.50% Notes due 2020, $1,150,000,000 in aggregate principal amount of 3.15% Notes due 2022, $1,400,000,000 in aggregate principal amount of 3.90% Notes due 2027 and $1,000,000,000 in aggregate principal amount of 4.85% Notes due 2047 (collectively, the “Notes”), covered by the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-202692) (the “Registration Statement”), including the prospectus constituting a part thereof, dated September 23, 2016, and the final prospectus supplement, dated March 6, 2017 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be issued under the Company’s Indenture, dated as of June 1, 2004 (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (in such capacity, the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of March 9, 2017, establishing the form, terms and other provisions of the Notes (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). The Notes were sold by the Company pursuant to the Underwriting Agreement, dated March 6, 2017, between the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein.

In rendering the opinions expressed below, I have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. I am familiar with the Articles of Incorporation, as amended and the Amended and Restated By-laws of the Company and the resolution of the Boards of Directors of the Company relating to the Notes. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to me for examination.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am are of the opinion that:

(a)	The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri.

(b)	The Notes have been duly authorized, executed and delivered by the Company.

I am licensed to practice law in the State of Missouri and the foregoing opinion is limited to the laws of the State of Missouri.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and I hereby consent to your attaching this opinion to the opinion being rendered by you. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Sincerely,

/s/ Heather A. Humphrey
Heather A. Humphrey
General Counsel and Senior Vice
President—Corporate Services